Exhibit 10.32

APPLIED MATERIALS, INC.
STOCK PURCHASE PLAN
FOR OFFSHORE EMPLOYEES

(Amended and Restated Effective as of July 15, 2015)

1.    INTRODUCTION

Applied Materials, Inc. (the “Corporation”), having established the Applied Materials, Inc. Stock Purchase Plan for Offshore Employees (the “Plan”), hereby amends and restates the Plan in its entirety, effective as of July 15, 2015 (the “2015 Restatement Date”), as set forth herein. The Plan is intended to encourage ownership of common stock of the Corporation by eligible employees of participating affiliates of the Corporation (“Eligible Employees”) and to provide incentives for them to exert maximum efforts for the success of the Corporation. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible to attract and retain qualified employees.

2.     DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “Affiliate” means any direct or indirect subsidiary of the Corporation which has been designated by the Board as a subsidiary that participates in the Plan.

2.2    “Board” means the Board of Directors of the Corporation, as from time to time constituted.

2.3    “Common Stock” means the common stock of the Corporation.

2.4    “Committee” means the committee, if any, appointed by the Board (pursuant to Section 4.3) to administer the Plan or any part thereof.

2.5    “Corporation” means Applied Materials, Inc., a Delaware Corporation.

2.6 “Eligible Employee” means any natural person employed by an Affiliate who is eligible to participate in the Plan in accordance with Section 5.

2.7 “Grant Date” means the date specified by the Board for the granting of Options in an Offering (as defined in Section 6).

2.8 “Option” means an option to acquire Common Stock under the terms of this Plan.

2.9 “Participating Employee” means, with respect to each Offering, any Eligible Employee who has elected to participate in accordance with Section 7.

2.10 “Plan” means this Stock Purchase Plan for Offshore Employees, as amended from time to time.

2.11 “Plan Administrator” means the employee or employees of the Corporation or of an Affiliate selected by the Board to perform assigned duties in the administration of the Plan.

2.12    “Share” means a share of Common Stock.

3.	SHARES SUBJECT TO THE PLAN

No more than 35,800,000 Shares may be issued upon the exercise of Options granted under the Plan, subject to adjustments as provided in Section 9, which may be unissued Shares, reacquired Shares, or Shares bought on the open market. If any Option which shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares shall again become available for purposes of the Plan (unless the Plan shall have been terminated).

4.    ADMINISTRATION

4.1 The Plan shall be administered by the Board except to the extent that the Board has delegated responsibility for the administration of the Plan as stated in Section 4.3.

4.2 The Board shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

(a) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan, in such manner and to such extent as the Board shall deem necessary to make the Plan fully effective; and

(b) To establish the terms of each Offering.

4.3 The Board, by resolution, may delegate responsibility for the administration of the Plan or any part thereof, to the Committee, which shall be composed of members of the Board. Until and unless otherwise determined by the Board, the Human Resources and Compensation Committee of the Board shall be the Committee under the Plan and shall have full, but non-exclusive, authority to administer the Plan in accordance with its terms. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. To the extent that responsibility for the administration of the Plan is delegated to the Committee, the Committee shall have the powers theretofore possessed by the Board, and to the extent that the Committee has been authorized to act, all references in this Plan to the Board shall include the Committee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted by the Board from time to time. The Committee may delegate all or a portion of its authority to act to one or more employees of the Corporation or an Affiliate, and to the extent of such delegation, references in the Plan to the Committee shall include any such delegates. The Board at any time, by resolution, may revoke such delegation and re-vest in the Board all or any part of the responsibility for the administration of the Plan.

4.4 The Board may delegate to the Plan Administrator the responsibility to perform such duties as it deems appropriate in the administration of the Plan. To the extent that the Board has not delegated such duties to the Plan Administrator, all references in this Plan to the Plan Administrator shall include the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted by the Board from time to time.

5.	ELIGIBILITY

The Board shall designate the Eligible Employees who shall be eligible to participate in any Offering.

6.	OFFERINGS

During the term of the Plan, the Corporation will make one or more offerings in which Options to purchase Common Stock will be granted to Eligible Employees under the Plan (“Offering”). The terms and conditions of Options to be granted in any such Offering will be determined by the Board under Section 7. In connection with any Offering, if the number of Shares for which Eligible Employees elect to participate shall be greater than the Shares remaining available, the available Shares shall, at the end of the Offering, be allocated among the Participating Employees pro rata on the basis of the number of Shares for which each has elected to participate.

7.    TERMS AND CONDITIONS OF OPTIONS

7.1 Subject to the limitations herein contained, the Board shall determine the terms of Options in each Offering, all of which shall be granted on the Grant Date of such Offering.

7.2 The Option price per Share for each Offering shall be as determined by the Board.

7.3 The expiration date of the Options granted under each Offering shall be determined by the Board on or prior to the Grant Date for such Offering.

7.4 All Eligible Employees to whom Options are granted shall be entitled to purchase the number of full Shares as shall be established by the Board at the Grant Date. Each Eligible Employee may elect to participate for less than the maximum number of Shares which he or she is entitled to purchase under his or her Option. If an Eligible Employee elects to participate for less than the maximum number of Shares which he or she is entitled to purchase, his or her Option shall at that time terminate and become void to the extent of the number of Shares for which he or she does not elect to participate.

7.5 Each Eligible Employee who desires to participate in an Offering shall elect to do so by completing and delivering to the Plan Administrator or a person designated by the Plan Administrator an enrollment form in such form, manner and by such deadline as may be prescribed by the Plan Administrator from time to time, in its discretion, and which may be in electronic form.

7.6 A Participating Employee shall exercise his or her Option by delivering notice of exercise to the Plan Administration or a person designated by the Plan Administrator at such time and in such form and manner as the Plan Administrator shall prescribe.

7.7 Upon exercise of an Option, full payment for the Shares subject to the Option shall be made in such form or manner as the Board shall fix.

7.8 The Board may (but is not required to) establish on such terms and conditions as it shall determine a payroll deduction system for the purchase of Shares covered by the Options hereunder. If there are payroll deductions under any Offering, the Corporation or an Affiliate shall maintain a payroll deduction account for each Participating Employee. The Board may (but is not required to) provide for interest at such rate as the Board shall determine to be credited to the payroll deduction accounts.

7.9 The Board shall establish rules, terms and conditions for each Offering governing the exercise of outstanding Options in the event of a Participating Employee’s termination of employment or change in employment status.

7.10 The Corporation will seek to obtain from each regulatory committee or agency having jurisdiction such authority as may be required to issue and sell Shares to satisfy Options granted under the Plan. Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance and sale of its Common Stock to satisfy Options granted under the Plan, shall relieve the Corporation from any liability for failure to issue and sell Common Stock to satisfy such Options pending the time when such authority is obtained or is obtainable.

7.11 Neither a Participating Employee to whom an Option is granted under the Plan nor his or her transferee shall have any rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate (which may be by book entry) to him or her for such Shares.

7.12 Options granted under the Plan shall not be transferable, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of a Participating Employee only by him or her.

7.13 Each Option granted under the Plan shall be evidenced by such instrument or documentation, if any, as the Board shall establish, which shall be dated the Grant Date and shall comply with and be subject to the terms and conditions of the Plan.

7.14 Nothing in the Plan or in any Option granted under the Plan shall confer on any Participating Employee any right to continue in the employ of the Corporation or any of its affiliates or to interfere in any way with the right of the Corporation or any of its affiliates to terminate his or her employment at any time.

7.15 Prior to the delivery of any Shares purchased under the Plan, the Corporation shall have the power and the right to deduct or withhold, or require a Participating Employee to remit to the Corporation, an amount sufficient to satisfy all tax and social insurance or social security liability obligations and requirements in connection with the Options and Shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participating Employee’s FICA obligation, if any) that are required to be withheld by the Corporation or the employing Affiliate, the Participating Employee’s and, to the extent required by the Corporation (or the employing Affiliate), the Corporation’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares and any other Corporation (or employing Affiliate) taxes, the responsibility for which the Participating Employee has, or has agreed to bear, with respect to such Shares, and any other taxes or social insurance or social security liabilities or premiums the responsibility for which the Participating Employee has, or has agreed to bear, with respect to or in connection with the Options and Shares purchased thereunder.

8.    FUNDS

Any amounts held by the Corporation or any Affiliate in payroll deduction accounts under the Plan may be used for any corporate purpose.

9.    ADJUSTMENT IN NUMBER OF SHARES AND IN OPTION PRICE

    In the event there is any change in the Common Stock through declarations of stock dividends or stock split-ups, recapitalizations resulting in stock split-ups, or combinations or exchanges of Shares or other securities of the Corporation, or otherwise, appropriate adjustments in the number of shares available for Options, as well as the shares subject to any Option and the Option price thereof, shall be made, provided that no fractional shares shall be subject to an Option and each Option shall be adjusted down to the nearest full share.

10.    AMENDMENT OF THE PLAN

    The Board at any time, and from time to time, may amend the Plan. If the Plan is amended, suspended or terminated, the Board, in its discretion, may elect to terminate all outstanding Options either immediately or upon completion of the purchase of Shares on the next scheduled exercise/purchase (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Options to expire in accordance with their terms (and participation to continue through such expiration dates). If the Options are terminated prior to expiration, all amounts then credited to a Participating Employee’s account that have not been used to purchase Shares shall be returned to the Participating Employee (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Without stockholder approval and without regard to whether any Participating Employee’s rights may be considered to have been “adversely affected,” the Board shall be entitled to change the duration of an Option, limit the frequency and/or number of changes in the amount withheld during the duration of an Option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participating Employee in order to adjust for delays or mistakes in the Corporation’s or an Affiliate’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participating Employee properly correspond with amounts withheld from the Participating Employee’s eligible compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.
Without regard to whether any Participating Employee’s rights may be considered to have been “adversely affected,” in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)    Amending the Plan to conform to the safe harbor definition under U.S. Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, including with respect to an Option issued at the time of the amendment;
(b)    Increasing or otherwise altering the exercise price for any Option, including an Option issued at the time of the change in exercise price;
(c)    Reducing the maximum percentage of eligible compensation a Participating Employee may elect to set aside as payroll deductions;
(d)    Shortening the duration of any Option so that the Option ends on a new purchase/exercise date, including an Option issued at the time of the Board action; and
(e)    Reducing the number of Shares that may be purchased upon exercise of outstanding Options.

Such modifications or amendments shall not require stockholder approval or the consent of any Participating Employees.

11.    TERMINATION OR SUSPENSION OF THE PLAN

The Board may at any time suspend or terminate the Plan. No Offering shall be made under the Plan while it is suspended or after it is terminated.